Contacts:	For news media – George E. Biechler, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL Corporation Reports 2011 Earnings

•	Company announces 2011 reported earnings of $2.61 per share and earnings from ongoing operations of $2.72 per share
•	Annualized dividend increased to $1.44 per share
•	U.K. integration substantially complete
•	Company announces 2012 earnings forecast

ALLENTOWN, Pa. (Feb. 10, 2012) — PPL Corporation (NYSE: PPL) on Friday (2/10) announced 2011 reported earnings of $1.44 billion, or $2.61 per share, up from $938 million, or $2.17 per share in 2010.

Excluding special items, PPL’s 2011 earnings from ongoing operations were $1.5 billion, or $2.72 per share, compared with $1.4 billion, or $3.13 per share in 2010. The $2.72 per share figure is at the high end of PPL’s most recent forecast range of 2011 earnings from ongoing operations.

PPL’s 2011 earnings from ongoing operations reflect dilution of $0.75 per share from the June 2010 and April 2011 issuances of common stock to fund the acquisitions of regulated utility operations in Kentucky and the United Kingdom.

The company today also announced an increase of its quarterly dividend rate on PPL common stock to $0.36 per share, or $1.44 per share on an annualized basis, up from $1.40 per share. The increased dividend is payable April 2, 2012, to shareowners of record as of March 9, 2012. “This increase reflects the strength of our business portfolio and our prospects for future growth,” said James H. Miller, PPL’s chairman.

“Our strong 2011 results are due to solid performance across our business segments, coupled with the success of our Midlands integration plan to achieve, and eventually exceed, the projected synergy savings in the U.K.,” said Miller.

In November 2011, PPL announced that Miller will retire on April 1, 2012, and PPL President William H. Spence was named chief executive officer.

Miller said Spence, who has directed the company’s regulated and competitive-market operations since joining PPL as chief operating officer in 2006, was instrumental in the acquisitions and subsequent integration of the new Kentucky and U.K. businesses. “Bill knows our domestic and international operations inside-out, and he is highly focused on growing value for shareowners with PPL’s new portfolio mix,” Miller said.

“On behalf of the executive team and all the employees of PPL, I thank Jim for his excellent leadership of the company over the past six years. In guiding PPL through an extraordinarily challenging time, Jim not only ensured that the company weathered the storm, but he also executed initiatives that have significantly strengthened the company,” Spence said.

“Today’s more rate-regulated PPL delivers significant advantages to our shareowners by providing more stable and secure earnings and dividends and a stronger credit profile,” said Spence. “And we expect that the major infrastructure investments in each of our regulated businesses in the U.K., Kentucky and Pennsylvania will provide compound annual growth in the consolidated regulated asset base of nearly 8 percent over the next five years.”

PPL’s reported earnings for the fourth quarter of 2011 were $401 million, or $0.69 per share, compared with $355 million, or $0.73 per share a year ago. PPL’s earnings from ongoing operations were $405 million, or $0.70 per share in the fourth quarter of 2011, compared with $404 million, or $0.83 per share, a year ago. PPL’s reported earnings and earnings from ongoing operations for the fourth quarter of 2011 were $0.13 per share lower than a year ago due to dilution from the April 2011 common stock issuance.

PPL also announced today its 2012 earnings forecast range of $2.15 per share to $2.45 per share, with a midpoint of $2.30 per share. PPL is projecting that approximately 70 percent of its 2012 earnings will come from its regulated businesses, a substantial increase over the 58 percent contribution from regulated businesses in its 2011 earnings from ongoing operations.

“The 2012 earnings forecast is significantly affected by the expected decline in margins in our competitive-market supply segment,” Spence said. “As we have been projecting, higher-value hedge contracts executed in higher commodity price environments are expiring and are being replaced by hedge contracts at lower prices. It’s worth noting, however, that the impact on our earnings of the continued weak wholesale power markets has been mitigated by the expansion of our regulated operations.”

2011 Earnings Details

PPL’s 2011 reported earnings included net special item charges totaling $0.11 per share, compared with net special item charges totaling $0.96 per share in 2010.

The major special item charges in 2011 were $0.34 per share for costs and charges related to the U.K. acquisition and integration and $0.07 per share related to an adverse federal court ruling concerning a U.K. windfall profits tax. Partially offsetting these charges were special item credits of $0.12 per share relating to energy-related economic activity, $0.12 per share for the reduction in the U.K. corporate income tax rate and $0.06 per share relating to a litigation settlement concerning spent nuclear fuel storage.

Reported earnings are calculated in accordance with U.S. generally accepted accounting principles (GAAP). Earnings from ongoing operations is a non-GAAP financial measure that is adjusted for special items. Special items include acquisition-related costs and the impact of energy-related economic activity (principally changes in fair value of economic hedges and the ineffective portion of qualifying cash flow hedges), as well as other impacts fully detailed at the end of this news release.

 (Dollars in millions, except for per share amounts)

	2011	2010	% Change
Reported Earnings	$1,442	$938	+54%
Reported Earnings per Share	$2.61	$2.17	+20%
Earnings from Ongoing Operations	$1,504	$1,358	+11%
Per Share Earnings from Ongoing Operations	$2.72	$3.13	-13%

(See the tables at the end of the news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.)

Fourth-Quarter 2011 Earnings Results

(Dollars in millions, except for per share amounts)

	4Q 2011	4Q 2010	% Change
Reported Earnings	$401	$355	+13%
Reported Earnings per Share	$0.69	$0.73	-5%
Earnings from Ongoing Operations	$405	$404	-
Per Share Earnings from Ongoing Operations	$0.70	$0.83	-16%

(See the tables at the end of the news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.)

Annual and Fourth-Quarter Earnings by Business Segment

The following chart shows PPL’s earnings by business segment for the year and for the fourth quarter of 2011 compared with the same periods of 2010.

	Year		4th Quarter
	2011	2010	2011	2010
	(per share)		(per share)
Earnings from Ongoing Operations

Kentucky Regulated	$0.40	$0.06	$0.06	$0.07
International Regulated	0.87	0.53	0.28	0.07
Pennsylvania Regulated	0.31	0.27	0.10	0.05
Supply	1.14	2.27	0.26	0.64
Total	$2.72	$3.13	$0.70	$0.83

Special Items

Kentucky Regulated	$-	$-	$-	$-
International Regulated	(0.28)	0.07	(0.12)	-
Pennsylvania Regulated	-	-	-	-
Supply	0.17	(0.86)	0.11	(0.06)
Other	-	(0.17)	-	(0.04)
Total	$(0.11)	$(0.96)	$(0.01)	$(0.10)

Reported Earnings

Kentucky Regulated	$0.40	$0.06	$0.06	$0.07
International Regulated	0.59	0.60	0.16	0.07
Pennsylvania Regulated	0.31	0.27	0.10	0.05
Supply	1.31	1.41	0.37	0.58
Other	-	(0.17)	-	(0.04)
Total	$2.61	$2.17	$0.69	$0.73

(Note: The Kentucky regulated segment reflects earnings subsequent to the Nov. 1, 2010, acquisition. The international regulated segment includes earnings of the Midlands utility operations subsequent to the April 1, 2011, acquisition. Midlands’ results are recorded on a one-month lag, consistent with the legacy U.K. operations.)

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

Kentucky Regulated Segment
PPL’s Kentucky regulated segment primarily consists of the regulated electricity and natural gas delivery operations and the regulated electricity generation of Louisville Gas and Electric and Kentucky Utilities, acquired on Nov. 1, 2010.

Segment earnings in 2011 from ongoing operations of $0.40 per share and $0.06 per share in the fourth quarter included the operating results for these periods, interest expense associated with the equity units issued in June 2010 in connection with the acquisition of these businesses, and dilution of $0.11 and $0.01 per share, respectively, for those periods.

International Regulated Segment
PPL’s international regulated segment consists of the U.K. regulated electricity delivery operations of Western Power Distribution, serving Southwest and Central England and South Wales.

Segment earnings from ongoing operations increased in 2011 by $0.34 per share compared with 2010. This increase was primarily due to the operating results of the newly acquired Midlands businesses, partially offset by interest expense associated with the equity units issued in April 2011 to finance the acquisition of these businesses. In addition, the operating results of WPD’s legacy delivery operations reflected higher delivery revenues and favorable currency effects, which were partially offset by higher income taxes, higher pension expense, and higher financing costs. Dilution for 2011 was $0.24 per share.

Segment earnings from ongoing operations increased in the fourth quarter by $0.21 per share compared with a year ago. This increase was primarily due to the operating results of the Midlands businesses, higher delivery revenues at WPD’s legacy delivery operations and lower income taxes. Dilution for the fourth quarter was $0.06 per share.

Pennsylvania Regulated Segment
PPL’s Pennsylvania regulated segment consists of the regulated electric delivery operations of PPL Electric Utilities.

Segment earnings from ongoing operations increased in 2011 by $0.04 per share compared with 2010.  This increase was primarily due to higher revenues as a result of the January 2011 distribution base rate increase and lower income taxes. Dilution for 2011 was $0.09 per share.

Segment earnings from ongoing operations increased in the fourth quarter of 2011 by $0.05 per share compared with a year ago. This increase primarily resulted from the same factors that drove 2011 results, as well as lower operation and maintenance expense. Dilution for the fourth quarter was $0.02 per share.

Supply Segment
PPL’s supply segment primarily consists of the domestic energy generation and marketing operations of PPL Energy Supply.

Segment earnings from ongoing operations declined in 2011 by $1.13 per share compared with 2010. This decline was primarily due to lower Eastern energy margins as a result of lower energy and capacity prices, the Susquehanna turbine blade-replacement outages, lower coal generation and higher delivered coal prices, partially offset by higher marketing and trading margins. Also contributing to the decline were higher income taxes, higher operation and maintenance expense and dilution of $0.31 per share.

Segment earnings from ongoing operations declined by $0.38 per share in the fourth quarter compared with a year ago. The decline was primarily due to the same factors that drove 2011 results. Dilution for the fourth quarter was $0.04 per share.

2012 Earnings Forecast by Business Segment

Earnings (per share)	2012 (forecast)	2011 (actual)
	Midpoint	Ongoing earnings

Kentucky Regulated	$0.34	$0.40
International Regulated	1.04	0.87
Pennsylvania Regulated	0.21	0.31
Supply	0.71	1.14
Total	$2.30	$2.72

PPL expects lower earnings in 2012 compared with 2011, primarily due to lower energy margins in the supply segment, partially offset by a full year of earnings from the Midlands businesses. These earnings also reflect dilution of $0.13 per share associated with PPL’s April 2011 issuance of common stock to finance the acquisition of the Midlands businesses.

Kentucky Regulated Segment
PPL projects lower segment earnings in 2012 compared with 2011, primarily driven by higher operation and maintenance expense and higher depreciation, which are expected to be partially offset by higher margins. Dilution for 2012 is expected to be $0.02 per share.

International Regulated Segment
PPL projects higher segment earnings in 2012 compared with 2011, primarily driven by a full year of earnings from the Midlands businesses and higher electricity delivery revenue. Partially offsetting these positive earnings factors are higher income taxes, higher operation and maintenance expense, higher depreciation, higher financing costs and a less favorable currency exchange rate. Dilution for 2012 is expected to be $0.06 per share.

Pennsylvania Regulated Segment
PPL expects lower segment earnings in 2012 compared with 2011, primarily driven by higher operation and maintenance expense, higher income taxes, and higher depreciation, which are expected to be partially offset by higher delivery revenue. Dilution for 2012 is expected to be $0.01 per share.

Supply Segment
PPL expects lower segment earnings in 2012 compared with 2011. The decrease is primarily driven by lower energy margins as a result of lower energy and capacity prices and higher fuel costs, higher operation and maintenance expense and higher depreciation, which are partially offset by higher baseload generation. Dilution for 2012 is expected to be $0.04 per share.

PPL Corporation, headquartered in Allentown, Pa., owns or controls about 19,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets, and delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom. More information is available at www.pplweb.com.

###
(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about annual and fourth-quarter 2011 financial results at 9 a.m. EST Friday, Feb. 10. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s website: www.pplweb.com. The webcast will be available for replay on the PPL website for 30 days. Interested individuals also can access the live conference call via telephone at 702-696-4769 (ID# 46791849).

“Earnings from ongoing operations” should not be considered as an alternative to reported earnings, or net income attributable to PPL, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:
•	Energy-related economic activity (as discussed below).
•	Foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring impacts.
•	Acquisition-related costs and charges.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Energy-related economic activity includes the changes in fair value of positions used economically to hedge a portion of the economic value of PPL’s generation assets, full-requirement sales contracts and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power) prior to the delivery period that was hedged. Also included in energy-related economic activity is the ineffective portion of qualifying cash flow hedges, the monetization of certain full-requirement sales contracts and premium amortization associated with options. This economic activity is deferred, with the exception of the full-requirement sales contracts that were monetized, and included in earnings from ongoing operations over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on energy-related economic activity.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; the length of scheduled and unscheduled outages at our plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions, and PPL Corporation’s ability to realize the expected benefits from acquired businesses, including the 2010 acquisition of Louisville Gas and Electric Company and Kentucky Utilities Company and the 2011 acquisition of the Central Networks electricity distribution businesses in the U.K.; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.
#     #     #

Note to Editors: Visit PPL’s media website at www.pplnewsroom.com for additional news and background about PPL Corporation and its subsidiaries.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	December 31,	December 31,
	2011(b)	2010
Assets
Cash and cash equivalents	$1,202	$925
Short-term investments	16	163
Price risk management assets - current	2,548	1,918
Assets held for sale		374
Other current assets	2,660	2,808
Investments	718	693
Property, Plant and Equipment
Regulated utility plant	22,994	15,994
Less: Accumulated depreciation - regulated utility plant	3,534	3,037
Regulated utility plant, net	19,460	12,957
Non-regulated property, plant and equipment	11,809	11,146
Less: Accumulated depreciation - non-regulated property, plant and equipment	5,676	5,440
Non-regulated property, plant and equipment, net	6,133	5,706
Construction work in progress	1,673	2,160
Property, Plant and Equipment, net	27,266	20,823
Regulatory assets	1,349	1,180
Goodwill and other intangibles	5,179	2,727
Price risk management assets - noncurrent	920	655
Other noncurrent assets	790	571
Total Assets	$42,648	$32,837

Liabilities and Equity
Short-term debt	$578	$694
Price risk management liabilities - current	1,570	1,144
Accounts payable	1,214	1,028
Other current liabilities	1,946	2,348
Long-term debt	17,993	12,161
Deferred income taxes and investment tax credits	3,611	2,800
Price risk management liabilities - noncurrent	840	470
Accrued pension obligations	1,299	1,496
Regulatory liabilities	1,010	1,031
Other noncurrent liabilities	1,544	1,187
Common stock and additional paid-in-capital	6,819	4,607
Earnings reinvested	4,744	4,082
Accumulated other comprehensive loss	(788)	(479)
Noncontrolling interests	268	268
Total Liabilities and Equity	$42,648	$32,837

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation.  Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

(b)	December 31, 2011 balances include the purchase price allocation associated with the acquisition of WPD Midlands on April 1, 2011.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, Except Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010 (a)	2011 (a)	2010 (a)

Operating Revenues
Utility	$1,597	$1,230	$6,292	$3,668
Unregulated retail electric and gas (b)	209	94	726	415
Wholesale energy marketing
Realized	1,130	1,050	3,807	4,832
Unrealized economic activity (b)	1,178	(615)	1,407	(805)
Net energy trading margins	(16)	6	(2)	2
Energy-related businesses	120	98	507	409
Total Operating Revenues	4,218	1,863	12,737	8,521
Operating Expenses
Operation
Fuel (b)	454	425	1,946	1,235
Energy purchases
Realized	663	641	2,130	2,773
Unrealized economic activity (b)	1,074	(704)	1,123	(286)
Other operation and maintenance	701	527	2,742	1,756
Depreciation	263	180	960	556
Taxes, other than income	88	57	326	238
Energy-related businesses	116	95	484	383
Total Operating Expenses	3,359	1,221	9,711	6,655
Operating Income	859	642	3,026	1,866
Other Income (Expense) - net	6	(13)	4	(31)
Other-Than-Temporary Impairments			6	3
Interest Expense	234	180	912	593
Income from Continuing Operations Before Income Taxes	631	449	2,112	1,239
Income Taxes	226	111	655	263
Income from Continuing Operations After Income Taxes	405	338	1,457	976
Income (Loss) from Discontinued Operations (net of income taxes)		21	2	(17)
Net Income	405	359	1,459	959
Net Income Attributable to Noncontrolling Interests	4	4	17	21
Net Income Attributable to PPL Corporation	$401	$355	$1,442	$938

Amounts Attributable to PPL Corporation:
Income from Continuing Operations After Income Taxes	$401	$334	$1,440	$955
Income (Loss) from Discontinued Operations (net of income taxes)		21	2	(17)
Net Income	$401	$355	$1,442	$938

Earnings Per Share of Common Stock - Basic
Net Income Available to PPL Corporation Common Shareowners	$0.69	$0.73	$2.61	$2.17

Earnings Per Share of Common Stock - Diluted (c)
Earnings from Ongoing Operations	$0.70	$0.83	$2.72	$3.13
Special Items	(0.01)	(0.10)	(0.11)	(0.96)
Net Income Available to PPL Corporation Common Shareowners	$0.69	$0.73	$2.61	$2.17

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	578,153	483,145	550,395	431,345
Diluted	579,347	483,382	550,952	431,569

(a)
The results of operations of LKE are consolidated for two months in 2010, as the date of acquisition was November 1, 2010.  The results of operations of WPD Midlands are consolidated for eight months in 2011, as the date of acquisition was April 1, 2011.  Consistent with PPL's policy, the results of operations of WPD Midlands are consolidated on a one-month lag.

(b)	Includes activity from energy-related contracts to hedge future cash flows that are not eligible for hedge accounting, or for which hedge accounting was not elected.
(c)	Earnings in 2011 and 2010 were impacted by several special items, as described in the text and tables of this news release. Earnings from ongoing operations exclude the impact of these special items.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	2011 (a)	2010 (a)	2009
Cash Flows from Operating Activities
Net income	$1,459	$959	$426
Adjustments to reconcile net income to net cash provided by operating activities
Pre-tax gain from the sale of the Maine hydroelectric generation business		(25)	(38)
Depreciation	961	567	471
Amortization	254	213	389
Defined benefit plans - expense	205	102	70
Deferred income taxes and investment tax credits	546	241	104
Impairment of assets	13	120	127
Unrealized (gains) losses on derivatives, and other hedging activities	(314)	542	329
Provision for Montana hydroelectric litigation	15	66	8
Change in current assets and current liabilities
Prepayments	294	(318)	(17)
Counterparty collateral	(190)	(18)	334
Other	56	(20)	(211)
Defined benefit plans - funding	(667)	(396)	(185)
Other operating activities	(125)		45
Net cash provided by operating activities	2,507	2,033	1,852
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(2,487)	(1,597)	(1,225)
Proceeds from the sale of certain non-core generation facilities	381
Proceeds from the sale of the Long Island generation business		124
Proceeds from the sale of the Maine hydroelectric generation business		38	81
Acquisition of WPD Midlands	(5,763)
Acquisition of LKE		(6,812)
Purchases of nuclear plant decommissioning trust investments	(169)	(128)	(227)
Proceeds from the sale of nuclear plant decommissioning trust investments	156	114	201
Proceeds from the sale of other investments	163		154
Net (increase) decrease in restricted cash and cash equivalents	(143)	85	218
Other investing activities	(90)	(53)	(82)
Net cash used in investing activities	(7,952)	(8,229)	(880)
Cash Flows from Financing Activities
Issuance of long-term debt	5,745	4,642	298
Retirement of long-term debt	(1,210)	(20)	(1,016)
Issuance of common stock	2,297	2,441	60
Payment of common stock dividends	(746)	(566)	(517)
Redemption of preferred stock of a subsidiary		(54)
Debt issuance and credit facility costs	(102)	(175)	(21)
Net increase (decrease) in short-term debt	(125)	70	(52)
Other financing activities	(92)	(31)	(23)
Net cash provided by (used in) financing activities	5,767	6,307	(1,271)
Effect of Exchange Rates on Cash and Cash Equivalents	(45)	13
Net Increase (Decrease) in Cash and Cash Equivalents	277	124	(299)
Cash and Cash Equivalents at Beginning of Period	925	801	1,100
Cash and Cash Equivalents at End of Period	$1,202	$925	$801

(a)
LKE's cash flows are consolidated for two months in 2010, as the date of acquisition was November 1, 2010.  WPD Midlands' cash flows are consolidated for eight months in 2011, as the date of acquisition was April 1, 2011.  Consistent with PPL's policy, the cash flows of WPD Midlands are consolidated on a one-month lag.

Key Indicators (Unaudited)

					12 Months Ended
					December 31,
Financial					2011	2010

Dividends declared per share (d)					$ 1.40	$ 1.40
Book value per share (a)					$ 18.63	$ 16.98
Market price per share (a)					$ 29.42	$ 26.32
Dividend yield (a)					4.8%	5.3%
Dividend payout ratio (b)					54%	65%
Dividend payout ratio - earnings from ongoing operations (b)(c)					51%	45%
Price/earnings ratio (a)(b)					11.3	12.1
Price/earnings ratio - earnings from ongoing operations (a)(b)(c)					10.8	8.4
Return on common equity					14.41%	13.26%
Return on common equity - earnings from ongoing operations (c)					15.03%	19.20%

(a) End of period.
(b) Based on diluted earnings per share.
(c) Calculated using earnings from ongoing operations, which excludes the impact of special items, as described in the text and tables of this news release.
(d) On February 10, 2012, PPL announced an increase in the quarterly dividend on common stock to $0.36 per share, or $1.44 per share on an annualized basis.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended December 31,			12 Months Ended December 31,
			Percent			Percent
(GWh)	2011	2010	Change	2011	2010	Change

Domestic Retail Delivered (a)
PPL Electric Utilities	8,587	8,569	0.2%	37,165	36,883	0.8%
LKE (b)	7,119	5,458	30.4%	30,898	5,458	466.1%
Total	15,706	14,027	12.0%	68,063	42,341	60.7%

Domestic Retail Supplied (c)
PPL EnergyPlus	2,537	2,246	13.0%	9,249	9,137	1.2%
LKE (b)	7,119	5,458	30.4%	30,898	5,458	466.1%
Total	9,656	7,704	25.3%	40,147	14,595	175.1%

International Delivered
United Kingdom (d)	19,487	6,684	191.5%	58,245	26,820	117.2%

Domestic Wholesale
PPL EnergyPlus - East (e)	13,427	14,365	(6.5%)	51,804	64,322	(19.5%)
PPL EnergyPlus - West	2,465	2,598	(5.1%)	10,327	10,723	(3.7%)
LKE (b)(f)	1,039	444	134.0%	3,550	444	699.5%
Total	16,931	17,407	(2.7%)	65,681	75,489	(13.0%)

(a)	Represents GWh delivered and billed to retail customers.
(b)	2011 includes LKE's volumes for the full year, whereas 2010 includes volumes for the two months following the November 1, 2010 date of acquisition.
(c)
Represents GWh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to other retail customers in Pennsylvania, New Jersey, Montana and Maryland.  Also includes GWh supplied by LKE to retail customers in Kentucky, Virginia and Tennessee.

(d)	Includes GWh delivered by WPD Midlands since the April 1, 2011 date of acquisition. Sales volumes for WPD operations are reported on a one-month lag.
(e)	Represents GWh generated plus GWh sold under full-requirement sales contracts. The percent change was primarily due to less full-requirement sales contracts in 2011.
(f)	Represents FERC regulated municipal and unregulated off-system sales.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

4th Quarter 2011	(millions of dollars)
	Kentucky	International	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$36	$164	$58	$147	$405
Special Items:
Adjusted energy-related economic activity, net				69	69
Foreign currency-related economic hedges		(3)			(3)
WPD Midlands acquisition-related costs:
Separation benefits		(7)			(7)
Other acquisition-related costs		(21)			(21)
Other:
Montana hydroelectric litigation				(1)	(1)
Windfall profits tax litigation		(39)			(39)
Counterparty bankruptcy				(6)	(6)
Wholesale supply cost reimbursement				4	4
Total Special Items		(70)		66	(4)
Reported Earnings	$36	$94	$58	$213	$401

	(per share)
	Kentucky	International	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$0.06	$0.28	$0.10	$0.26	$0.70
Special Items:
Adjusted energy-related economic activity, net				0.11	0.11
WPD Midlands acquisition-related costs:
Separation benefits		(0.01)			(0.01)
Other acquisition-related costs		(0.04)			(0.04)
Other:
Windfall profits tax litigation		(0.07)			(0.07)
Counterparty bankruptcy				(0.01)	(0.01)
Wholesale supply cost reimbursement				0.01	0.01
Total Special Items		(0.12)		0.11	(0.01)
Reported Earnings	$0.06	$0.16	$0.10	$0.37	$0.69

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

Year-to-Date December 31, 2011	(millions of dollars)
	Kentucky	International	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$220	$482	$173	$629	$1,504
Special Items:
Adjusted energy-related economic activity, net	1			72	73
Foreign currency-related economic hedges		5			5
Impairments:
Emission allowances				(1)	(1)
Renewable energy credits				(3)	(3)
WPD Midlands acquisition-related costs:
2011 Bridge Facility costs		(30)			(30)
Foreign currency loss on 2011 Bridge Facility		(38)			(38)
Net hedge gains		38			38
Hedge ineffectiveness		(9)			(9)
U.K. stamp duty tax		(21)			(21)
Separation benefits		(75)			(75)
Other acquisition-related costs		(57)			(57)
LKE acquisition-related costs:
Sale of certain non-core generation facilities				(2)	(2)
Other:
Montana hydroelectric litigation				(3)	(3)
Litigation settlement - spent nuclear fuel storage				33	33
Change in U.K. tax rate		69			69
Windfall profits tax litigation		(39)			(39)
Counterparty bankruptcy				(6)	(6)
Wholesale supply cost reimbursement				4	4
Total Special Items	1	(157)		94	(62)
Reported Earnings	$221	$325	$173	$723	$1,442

	(per share)
	Kentucky	International	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$0.40	$0.87	$0.31	$1.14	$2.72
Special Items:
Adjusted energy-related economic activity, net				0.12	0.12
Foreign currency-related economic hedges		0.01			0.01
Impairments:
Renewable energy credits				(0.01)	(0.01)
WPD Midlands acquisition-related costs:
2011 Bridge Facility costs		(0.05)			(0.05)
Foreign currency loss on 2011 Bridge Facility		(0.07)			(0.07)
Net hedge gains		0.07			0.07
Hedge ineffectiveness		(0.02)			(0.02)
U.K. stamp duty tax		(0.04)			(0.04)
Separation benefits		(0.13)			(0.13)
Other acquisition-related costs		(0.10)			(0.10)
Other:
Litigation settlement - spent nuclear fuel storage				0.06	0.06
Change in U.K. tax rate		0.12			0.12
Windfall profits tax litigation		(0.07)			(0.07)
Counterparty bankruptcy				(0.01)	(0.01)
Wholesale supply cost reimbursement				0.01	0.01
Total Special Items		(0.28)		0.17	(0.11)
Reported Earnings	$0.40	$0.59	$0.31	$1.31	$2.61

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

4th Quarter 2010	(millions of dollars)
	Kentucky	International	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Other (a)	Total

Earnings from Ongoing Operations	$36	$32	$26	$311	$(1)	$404
Special Items:
Adjusted energy-related economic activity, net	(1)			(6)		(7)
Foreign currency-related economic hedges		3				3
Sales of assets:
Maine hydroelectric generation business				15		15
Impairments:
Emission allowances				(1)		(1)
LKE acquisition-related costs:
Monetization of certain full-requirement sales contracts				(23)		(23)
Sale of certain non-core generation facilities				(2)		(2)
Discontinued cash flow hedges and ineffectiveness				(9)		(9)
Reduction of credit facility				(6)		(6)
2010 Bridge Facility costs					(8)	(8)
Other acquisition-related costs					(14)	(14)
Other:
LKE discontinued operations	2					2
Change in U.K. tax rate		(1)				(1)
Montana basin seepage litigation				2		2
Total Special Items	1	2		(30)	(22)	(49)
Reported Earnings	$37	$34	$26	$281	$(23)	$355

	(per share)
	Kentucky	International	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Other (a)	Total

Earnings from Ongoing Operations	$0.07	$0.07	$0.05	$0.64		$0.83
Special Items:
Adjusted energy-related economic activity, net				(0.01)		(0.01)
Sales of assets:
Maine hydroelectric generation business				0.03		0.03
LKE acquisition-related costs:
Monetization of certain full-requirement sales contracts				(0.05)		(0.05)
Discontinued cash flow hedges and ineffectiveness				(0.02)		(0.02)
Reduction of credit facility				(0.01)		(0.01)
2010 Bridge Facility costs					$(0.01)	(0.01)
Other acquisition-related costs					(0.03)	(0.03)
Total Special Items				(0.06)	(0.04)	(0.10)
Reported Earnings	$0.07	$0.07	$0.05	$0.58	$(0.04)	$0.73

(a) Includes certain costs incurred prior to the November 1, 2010 acquisition of LKE.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

Year-to-Date December 31, 2010	(millions of dollars)
	Kentucky	International	Pennsylvania
	Regulated (a)	Regulated	Regulated	Supply	Other (b)	Total

Earnings from Ongoing Operations	$25	$230	$115	$990	$(2)	$1,358
Special Items:
Adjusted energy-related economic activity, net	(1)			(121)		(122)
Foreign currency-related economic hedges		1				1
Sales of assets:
Maine hydroelectric generation business				15		15
Sundance indemnification				1		1
Impairments:
Emission allowances				(10)		(10)
LKE acquisition-related costs:
Monetization of certain full-requirement sales contracts				(125)		(125)
Sale of certain non-core generation facilities				(64)		(64)
Discontinued cash flow hedges and ineffectiveness				(28)		(28)
Reduction of credit facility				(6)		(6)
2010 Bridge Facility costs					(52)	(52)
Other acquisition-related costs					(22)	(22)
Other:
Montana hydroelectric litigation				(34)		(34)
LKE discontinued operations	2					2
Change in U.K. tax rate		18				18
Windfall profits tax litigation		12				12
Health care reform - tax impact				(8)		(8)
Montana basin seepage litigation				2		2
Total Special Items	1	31		(378)	(74)	(420)
Reported Earnings	$26	$261	$115	$612	$(76)	$938

	(per share)
	Kentucky	International	Pennsylvania
	Regulated (a)	Regulated	Regulated	Supply	Other (b)	Total

Earnings from Ongoing Operations	$0.06	$0.53	$0.27	$2.27		$3.13
Special Items:
Adjusted energy-related economic activity, net				(0.27)		(0.27)
Sales of assets:
Maine hydroelectric generation business				0.03		0.03
Impairments:
Emission allowances				(0.02)		(0.02)
LKE acquisition-related costs:
Monetization of certain full-requirement sales contracts				(0.29)		(0.29)
Sale of certain non-core generation facilities				(0.14)		(0.14)
Discontinued cash flow hedges and ineffectiveness				(0.06)		(0.06)
Reduction of credit facility				(0.01)		(0.01)
2010 Bridge Facility costs					$(0.12)	(0.12)
Other acquisition-related costs					(0.05)	(0.05)
Other:
Montana hydroelectric litigation				(0.08)		(0.08)
Change in U.K. tax rate		0.04				0.04
Windfall profits tax litigation		0.03				0.03
Health care reform - tax impact				(0.02)		(0.02)
Total Special Items		0.07		(0.86)	(0.17)	(0.96)
Reported Earnings	$0.06	$0.60	$0.27	$1.41	$(0.17)	$2.17

(a) The Kentucky Regulated segment includes $21 million of interest expense (after tax) on the 2010 equity units, which were issued in June 2010 to partially fund the LKE acquisition. Of this amount, $11 million (after tax) was included in the Supply segment in the third quarter, which was reallocated from the Supply segment to the Kentucky Regulated segment for the year-to-date presentation.
(b) Includes certain costs incurred prior to the November 1, 2010 acquisition of LKE.